Exhibit h(i)(c) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                                   SCHEDULE A1

                                 FUND ACCOUNTING

                                  FEE SCHEDULE

Annual

      First $100 Million                  3.0 Basis Points
      $100 Million - $300 Million         2.0 Basis Points
      $300 Million - $500 Million         1.0 Basis Points
      Over $500 Million                   0.5 Basis Points

Fund Minimum                                               $39,000
Additional Class of Shares                                 $12,000
(Plus pricing charges and other out-of-pocket expenses)

                                   SCHEDULE B

                             OUT-OF-POCKET EXPENSES

                                 FUND ACCOUNTING

Out-of-pocket expenses include, but are limited to, the following:
-     Postage (including overnight courier service)
-     Statement Stock
-     Envelopes
-     Telephones
-     Telecommunication Charges (including FAX)
-     Travel
-     Duplicating
-     Forms
-     Supplies
-     Microfiche
-     Computer Access Charges
-     Client Specific System Enhancements
-     Access to the Shareholder Recordkeeping System
-     Security Pricing Services
-     Variable Rate Change Notification Services
-     Paydown Factor Notification Services

                                   SCHEDULE C2

                            -BANK PROPRIETARY FUNDS-

                                FEES AND EXPENSES

                            SHAREHOLDER RECORDKEEPING

I.                                                         GROUP I SERVICES
Base Fee* (Annual fee per fund, class or other subdivision)     $24,000
Account Fee* (Annual account charge)
      (includes system access and funds control and reconcilement) - Daily dividend fund $16.00 - Monthly dividend fund $10.00 - Quarterly dividend fund $10.00 - Contingent Deferred Sales Charge (Additionally) $5.00

            (monthly and quarterly funds only)
      -  Closed Accounts*                                         $1.20
Termination Fee (One time charge per fund family will be waived
      after three years)                                        $20,000

II.   GROUP II SERVICES

Other Account Fees*  (Annual account charge - Services or features not covered above)
-     Account Activity Processing                                 $3.50
      (includes account establishment, transaction and maintenance processing)
-     Account Servicing                                           $4.50
      (includes shareholder servicing and correspondence)
* All fees are annualized and will be prorated on a monthly basis for billing purposes. Out-of-pocket expenses are not covered by these fees.

                                   SCHEDULE D

                         OUT-OF-POCKET EXPENSES SCHEDULE

Out-of-pocket expenses include, but are not limited to, the following:

-     Postage (including overnight courier service)
-     Statement Stock
-     Envelopes
-     Telecommunication Charges (including FAX)
-     Travel
-     Duplicating
-     Forms
-     Supplies
-     Microfiche
-     Computer Access Charges
-     Client Specific Enhancements
-     Disaster Recovery
-     Processing Fees